UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2019

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.05 – Costs Associated with Exit or Disposal Activities

On December 9, 2019, Denbury Resources Inc. (the “Company”) finalized the offering of a voluntary separation program (“VSP”) to certain eligible employees as part of the Company’s ongoing efforts to reduce costs. One hundred Company employees (approximately 12% of its workforce) voluntarily chose to participate in the VSP, comprised of employees both in the Company’s corporate headquarters and in the field, with most of the impacted employees scheduled to terminate employment by the end of January 2020. The Company estimates that the aggregate cost of the VSP will be approximately $17 million for one-time cash payments for severance and related costs, which is expected to result in a pre-tax charge to earnings in the fourth quarter of 2019, with most of the cash paid out during the first quarter of 2020.  The Company currently expects ongoing annual savings associated with the reduction in force to be approximately $21 million, with such savings allocated across general and administrative expense (approximately 45%), lease operating expense (approximately 35%) and capitalized costs (approximately 20%).

This Item 2.05 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”) that could differ materially from actual amounts of annual savings from the reduction in force or the allocation thereof.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On December 11, 2019, the Company posted an updated Investor Presentation titled “Corporate Presentation – December 2019” on the Company’s website in connection with the Company’s participation in investor meetings today at the Capital One Securities, Inc., 2019 Energy Conference. To access the updated Investor Presentation, investors should visit the Investor Relations section of the Company’s website at www.denbury.com.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the 1934 Act, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the 1933 Act or the 1934 Act, regardless of any general incorporation language in any such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 11, 2019	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary